UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	July 27, 2009

SPSS Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34103	36-2815480

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Wacker Drive, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
(312) 651-3000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 27, 2009, SPSS Inc. (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with International Business Machines Corporation, a New York corporation (“IBM”), and Pipestone Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IBM (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”). The Board of Directors of the Company has unanimously approved the Merger Agreement and the Merger, upon the terms and conditions set forth in the Merger Agreement.
Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, stockholders of the Company will be entitled to receive $50.00 in cash for each share of the Company’s common stock. Also, each outstanding Company stock option will fully vest and be converted into an amount in cash equal to the product of (i) the excess, if any, of $50.00 over the per share exercise price of the stock option multiplied by (ii) the total number of shares of Company common stock subject to the stock option. In addition, each outstanding restricted share unit and deferred share unit will fully vest and be converted into the right to receive $50.00 per unit in cash. All of the foregoing amounts are without interest and prior to the deduction of applicable withholding taxes.
Upon the closing of the Merger, the Company’s outstanding 2.50% Convertible Subordinated Notes due 2012 (the “Convertible Notes”) will become convertible, at the option of the holder, into the right to receive $50.00 multiplied by the applicable conversion rate for each $1,000 principal amount of Convertible Notes submitted for conversion. As a result of the Merger, the applicable conversion rate will be increased by a “make-whole premium”, calculated in accordance with the terms of the indenture governing the Convertible Notes, for any conversions effected during the period specified in the indenture.
It is anticipated that the total consideration that will be payable to stockholders, to holders of stock options, restricted share units and deferred share units, and to holders of the Convertible Notes, will be approximately $1.17 billion.
The Merger Agreement may be terminated under certain circumstances, including, subject to the terms of the Merger Agreement, by IBM if the Company’s Board of Directors determines to withdraw its recommendation of the Merger as a result of an unsolicited superior proposal, provided that IBM has first been given notice and the opportunity to propose modifications to the Merger Agreement that result in the unsolicited proposal no longer being a superior proposal. The Merger Agreement provides that if the Merger Agreement is terminated under certain circumstances, the Company will be required to pay IBM a termination fee of $23.5 million.
Consummation of the Merger is subject to various conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders, (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of all required approvals, or termination or expiration of any applicable waiting periods, under any antitrust laws applicable to the Merger in certain other jurisdictions and (iv) other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Merger Agreement contains representations and warranties that the Company and IBM made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the Company and IBM in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company and IBM rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.
Item 3.03 Material Modification to Rights of Security Holders
In connection with the Merger Agreement, the Company entered into an Amendment to Rights Agreement, dated as of July 27, 2009 (the “Amendment”), amending certain provisions of the Rights Agreement by and among the Company, Computershare Trust Company N.A., as Rights Agent, and Computershare Investor Services LLC dated June 18, 2008 (the “Rights Agreement”) to render the Rights Agreement inapplicable to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Company has entered into amendments to the employment agreements with each of Mr. Jack Noonan and Mr. Raymond H. Panza pursuant to which Mr. Noonan and Mr. Panza each agree (1) to continue to be bound by the noncompetition provisions of their respective employment agreements following termination of employment for any reason, including voluntary termination, and (2) to execute a release as a condition of receiving cash severance payments under their respective employment agreements.
The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the amendments to the employment agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On July 28, 2009, the Company and IBM issued a press release regarding the Merger. The press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.
Description
2.1	Agreement and Plan of Merger, dated as of July 27, 2009, by and among SPSS Inc., International Business Machines Corporation and Pipestone Acquisition Corp.

4.1	Amendment No. 1 to Rights Agreement, dated as of July 27, 2009, by and between SPSS Inc. and Computershare Trust Company, N.A.

10.1	Amendment Number One, dated as of July 27, 2009, between SPSS Inc. and Jack Noonan, to the Amended and Restated Employment Agreement, dated as of May 1, 2009, between SPSS Inc. and Jack Noonan

10.2	Amendment Number One, dated as of July 27, 2009, between SPSS Inc. and Raymond H. Panza, to the Amended and Restated Employment Agreement, dated as of May 1, 2009, between SPSS Inc. and Raymond H. Panza

99.1	Press Release, dated July 28, 2009
Additional Information and Where to Find It
In connection with the transaction described above, the Company plans to file with the SEC a preliminary proxy statement and a definitive proxy statement and other relevant materials that will contain important information about the Merger. The definitive proxy statement will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THIS TRANSACTION. Investors and security holders of the Company will be able to obtain free copies of the definitive proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement (when available) and other documents filed with the SEC can also be obtained from SPSS by contacting Investor Relations by email at ir@spss.com or by phone at 1-800-457-0161.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its proxy statement for its 2009 annual meeting of stockholders, which was filed with the SEC on March 31, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPSS INC.
	By:	/s/ Raymond H. Panza
Raymond H. Panza
Dated: July 28, 2009		Executive Vice President, Corporate Operations, Chief Financial Officer and Secretary

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